UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2007

FIRST STATE BANCORPORATION

(Exact Name of Registrant as Specified in Charter)

New Mexico	001-12487	85-0366665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Jefferson NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (505) 241-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2007, First State Bancorporation, a New Mexico corporation (“First State”), issued a joint press release announcing that it has completed its acquisition of Front Range Capital Corporation, a Colorado Corporation (“Front Range”). A copy of the press release issued by First State is attached hereto as Exhibit 99.1.

Pursuant to the agreement and plan of merger agreement (the “Merger Agreement”), dated as of October 4, 2006, by and among First State, MSUB, Inc., a Colorado corporation and a wholly owned subsidiary of First State (“Merger Sub”), Front Range and Heritage Bank, a Colorado state chartered bank and a wholly owned subsidiary of Front Range (“Heritage”), Merger Sub merged (the “Merger”) with and into Front Range with Front Range surviving. Thereafter, Front Range merged with and into First State. Concurrently, First Community Bank, a New Mexico state chartered bank and a wholly owned subsidiary of First State, and Heritage merged with First Community Bank surviving the merger.

The information in the Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

(b)	Pro Forma Financial Information.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	First State Bancorporation press release dated March 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION

Date: March 2, 2007	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	First State Bancorporation press release dated March 1, 2007